Exhibit 99.1

NEWS RELEASE

For further information, please contact Adele M. Skolits at 540-984-5161.

SHENANDOAH TELECOMMUNICATIONS COMPANY

to Release Second Quarter 2008 Results and Hold Conference Call on August 7, 2008

     EDINBURG, VA, (July 22, 2008) – Shenandoah Telecommunications Company (Shentel, NASDAQ: SHEN) will release its second quarter 2008 financial results before the market opens on August 7, 2008. The company will host a conference call and simultaneous webcast at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time on the same day.

The call is being webcast and can be accessed from the "Investor Relations" section of the company's website (www.shentel.com). The webcast and a transcript of the call will also be archived on the company's website. If you do not have internet access, the conference call dial-in number is 1-866-733-4780 and the pass code is 56431120. International parties can access the call by dialing 1-702-696-5033 and entering pass code 56431120. A telephonic replay of the conference call will also be available starting two hours after completion of the call until August 18, 2008 at noon ET. To hear the replay, parties in the United States and Canada should call 1-800-642-1687 and international parties should call 1-706-645-9291 and enter pass code 56431120.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company is a holding company that provides a broad range of telecommunications services through its operating subsidiaries. The Company is traded on the NASDAQ Global Select Market under the symbol “SHEN.” The Company’s operating subsidiaries provide local and long distance telephone, Internet and data services, cable television, wireless voice and data services, alarm monitoring, and telecommunications equipment, along with many other associated solutions in the Mid-Atlantic and Southeastern United States.

                              ___________________
                              Adele M. Skolits
                              Chief Financial Officer